UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2009

West Bancorporation, Inc.

(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  515-222-2300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2009, West Bancorporation, Inc. (“the Company”) entered into a Stock Purchase Agreement (“the Agreement”) to sell all of the stock in WB Capital Management Inc. (“WB Capital”), a wholly-owned subsidiary of the Company, to Miles Capital Holdings, Inc.

The transaction is expected to close no later than December 31, 2009.  The transaction is subject to closing conditions including, among other things, certain approvals and consents of clients of WB Capital, minimum working capital in WB Capital, minimum assets under management, employment agreements with certain officers of WB Capital, and delivery of customary closing certificates and documents.  The Agreement provides for a maximum purchase price of $3,170,000, consisting of a $2,000,000 seven-year promissory note and contingent earn-out payments of up to $1,170,000 over five years if WB Capital achieves certain revenue milestones.  The Agreement further provides that the Company will not be involved in the investment advisory business for five years after closing, except as is currently being performed by the West Bank trust department.  Miles Capital, Inc. will be allowed to make its investment advisory services available to West Bank trust department customers and manage West Bank’s bond portfolio for the next three years.  The Agreement contains customary indemnification provisions for a transaction of this type.

The foregoing summary of the Agreement does not purport to be complete and is qualified by reference to the Agreement which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 2.06 Material Impairments.

As a result of the Agreement described above in Item 1.01, the Company recorded an impairment charge to goodwill related to WB Capital of $1.5 million.  This impairment charge reduces the net book value of WB Capital to an amount that approximates the selling price, not including the contingent earn-out payments.  The impairment charge was recorded in the third quarter of 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Miles Capital Holdings, Inc. and West Bancorporation, Inc. and WB Capital Management Inc. dated October 1, 2009

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

October 6, 2009	By:	Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Miles Capital Holdings, Inc. and West Bancorporation, Inc. and WB Capital Management Inc. dated October 1, 2009